Exhibit E.
                                                                      ----------

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the Statement on Schedule 13D, dated November 21, 1997, (the "Schedule 13D"), with respect to the Common Stock, par value $0.0001 per share, of Stratasys, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 21st day of November, 1997.


ARCHERY CAPITAL, LLC                       PHAROS FUND LIMITED


By:  /s/   Erinch Ozada                    By:  /s/   Philip C. Pedro
    ------------------------------             ------------------------------
Name:     Erinch Ozada                     Name:     Philip C. Pedro
Title:    Managing Member                  Title:    Secretary



PHAROS GENESIS FUND LIMITED                LIGHTHOUSE PARTNERS USA, L.P.

                                           By:      ARCHERY CAPITAL, LLC
By:  /s/   Philip C. Pedro                 its General Partner
    ------------------------------
Name:     Philip C. Pedro
Title:    Secretary
                                           By:  /s/   Erinch Ozada
                                               ------------------------------
                                           Name:     Erinch Ozada
                                           Title:    Managing Member

                                                                      Exhibit E.
                                                                      ----------

LIGHTHOUSE GENESIS PARTNERS
USA, L.P.

By:      ARCHERY CAPITAL, LLC
its General Partner


By:  /s/   Erinch Ozada
    ------------------------------
Name:     Erinch Ozada
Title:    Managing Member